FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12
FORTRESS BIOTECH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on Thursday, June 17, 2021 at 10:00 a.m. ET. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/fbio2021 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. At the meeting, the stockholders will be asked to (i) elect eight directors for a term of one year, (ii) amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 150,000,000 to 170,000,000, (iii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021, and (iv) transact any other business that may properly come before the 2021 Annual Meeting or any adjournment of the 2021 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2021 proxy statement and annual report to stockholders for the year ended December 31, 2020 on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2021. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2020 Annual Report, please contact Robyn M. Hunter, our Chief Financial Officer at 781-652-4500.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

April 30, 2021

New York, New York

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is moving to a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on Thursday, June 17, 2021 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/fbio2021 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/fbio2021. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	Elect eight directors for a term of one year;

2.	Amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 150,000,000 to 170,000,000;

3.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021;

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 20, 2021, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection 10 days preceding our Annual Meeting, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2021. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2020 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Robyn M. Hunter, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and Robyn M. Hunter to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
/s/ Robyn M. Hunter
Robyn M. Hunter
Corporate Secretary

April 30, 2021

New York, New York

FORTRESS BIOTECH, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Phone: (781) 652-4500

Fax: (781) 459-7788

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 30, 2021, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 20, 2021, in connection with the solicitation of proxies by our Board of Directors for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2021, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2020. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you, paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on Thursday, June 17, 2021 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/fbio2021 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	12
Audit Fees	12
Audit-Related Fees	12
Tax Fees	12
All Other Fees	12
Pre-Approval of Services	12
REPORT OF THE AUDIT COMMITTEE	13
OUR EXECUTIVE OFFICERS	14
Executive Officers	14
EXECUTIVE COMPENSATION	15
OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END	19
EQUITY COMPENSATION PLAN INFORMATION	20
DIRECTOR COMPENSATION	21
DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS	22
RELATED-PERSON TRANSACTIONS	23
STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	28
PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	29
PROPOSAL TWO: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	30
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
ADDITIONAL INFORMATION	32
Householding of Annual Meeting Materials	32
Stockholder Proposals for Our 2022 Annual Meeting	32
Other Matters	32
Solicitation of Proxies	32
Incorporation of Information by Reference	32
EXHIBIT A: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	33

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QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.	When is the Annual Meeting?

A.	The Annual Meeting will be held at 10:00 a.m., local time, on Thursday, June 17, 2021.

Q.	Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/fbio2021 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing eight directors for a term of one year, (ii) amending the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s Common Stock, (iii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021, and (iv) transacting any other business that may properly come before the 2021 Annual Meeting or any adjournment thereof.

Q.	How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.	Who is entitled to vote at our Annual Meeting?

A.	Only stockholders of record at the close of business on April 20, 2021, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 97,253,892 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, 10 days preceding the Annual Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

•	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Vstock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Annual Meeting or vote by proxy. Whether or not you plan to participate live during the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

•	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares live during the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

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Q.	How do I vote?

A.	Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

•	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

•	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

•	By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2021 and entering your 16-digit control number included with the Notice of Internet Availability. If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.	What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and Robyn M. Hunter, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Dr. Rosenwald and/or Ms. Hunter may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the amendment to amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 150,000,000 to 170,000,000, and (iii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

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Q.	Can I change my vote after I return my proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Robyn M. Hunter, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);

•	You may submit a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or

•	You may attend the virtual Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2021. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.	How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matters up for vote at the Annual Meeting are considered to be “routine”: (i) the ratification of BDO USA LLP as our independent registered public accounting firm for the year ending December 31, 2021 and (ii) the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock by 20,000,000 shares. Brokers that hold your shares, therefore, have discretionary authority to vote your shares on these matters unless they receive instructions from you on those matters.

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Q.	What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Second Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q.	What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, virtually in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.	What vote is required to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock?

A.	The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Abstentions, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will have the same effect as a negative vote.

Q.	What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021?

A.	The affirmative vote of a majority of the shares cast, virtually in person or by proxy, at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted toward the quorum requirement.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 31, 2021, our directors and executive officers owned, or have the right to acquire, approximately 26.3% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 28 for more details.

Q.	How can I find out the results of the voting of the Annual Meeting?

A.	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.

Q.	Who was our independent public accountant for the year ending December 31, 2020? Will they be represented at the Annual Meeting?

A.	BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2020. We expect a representative of BDO USA, LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

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Q.	Who is paying for this proxy solicitation?

A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities and also by our proxy solicitation firm who we have retained for that purpose.

Q.	How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2020 as amended by the Form 10-K/A for a typographical error in the date of the Opinion of our Independent Auditors, with the SEC. The annual report on Form 10-K and Form 10-K/A is also included in the 2021 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Robyn M. Hunter, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K and Form 10-K/A as filed with the SEC.

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CORPORATE GOVERNANCE

Our Board of Directors

Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of eight members. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	66	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	64	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	69	Director	December 2008
Malcolm Hoenlein	77	Director	February 2014
Dov Klein, CPA	69	Director	July 2015
J. Jay Lobell	58	Director	June 2006
Kevin L. Lorenz, J.D.	56	Director	August 2019
Michael S. Weiss	55	Director and Executive Vice Chairman, Strategic Development	December 2013

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

Fortress has a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on April 20, 2021. During the review, our Board considered relationships and transactions during 2020 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our partner companies and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey are independent under the criteria established by Nasdaq and our Board.

Director Nominees

Lindsay A. Rosenwald, M.D., 66, has served as a member of the Company’s Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. From November 2014 to August 2015, he served as interim President and Chief Executive Officer of Checkpoint Therapeutics, Inc. (Nasdaq: CKPT). Dr. Rosenwald currently serves as a member of the board of directors of Fortress partner companies Avenue Therapeutics, Inc. (Nasdaq: ATXI), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), and Mustang Bio, Inc. (Nasdaq: MBIO). From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. He received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. The Board believes that Dr. Rosenwald’s extensive biotechnology, pharmaceutical and finance expertise, as well as his medical background and in-depth understanding of the Company’s businesses, make him an exemplary candidate to continue serving on the Company’s board.

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Eric K. Rowinsky, M.D., 64, has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010. Dr. Rowinsky has served as the Executive Chairman and President of Rgenix, Inc. since November 2015. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004 and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the boards of directors of Biogen Inc., Verastem Inc., and Purple Biotech, Inc, all publicly traded clinical-stage biopharmaceutical and life science companies. Over the last 5 years, he has also served on the board of directors of BIND Therapeutics, Inc., a publicly traded biopharmaceutical and life-science company that was acquired by Pfizer, Inc, in 2016 and, until March 2018, Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University.

Jimmie Harvey, Jr., M.D., 69, has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein, 77, has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of Nanox Imaging Plc. and Bonus BioGroup. He previously served as a director for DarioHealth Corp, WellSense Technology, Delek Oil, Eco-Fusion North America, Inc., Powermat USA, and Bank Leumi USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

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Dov Klein, CPA, 69, has served as a member of the Board of Directors since July 2015. From January 2016 through December 2020, Mr. Klein has been an audit partner at Marks Paneth LLP, a certified public accounting and consulting firm. Effective January 1, 2021 Mr. Klein is a retired partner of Marks Paneth LLP. Prior to 2016, Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accounting and strategic advisory firm, which he joined in 2001. His practice focused on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein has also consulted on matters in litigation and conducted financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York.

J. Jay Lobell, 58, has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company. Mr. Lobell currently serves on the board of directors of several private companies, including Sava Senior Care, where he has served since September 2013, Tender Touch Rehabilitation Services, where he has served since October 2014, and Pardes Biosciences, where he has served since January 2021. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal.

Kevin L. Lorenz, J.D., 56, has served as a member of the Board of Directors since August 2019. Since 2015, Mr. Lorenz has been Chief Investment Officer, Senior Vice President, Treasury & Private Investments at the Katz Group in the family office of Daryl Katz, which has operations in sports and entertainment, real estate and public and private investments. Mr. Lorenz works directly with the principal to oversee the design, implementation and monitoring of the overall investment strategy for public and private passive investments. Prior to joining the Katz Group, Mr. Lorenz was Director, Ultra High Net Worth (UHNW) Private Client Business at Credit Suisse Securities, LLC, where he was selected to expand Credit Suisse's UHNW private client business into Canada. From 2004 to 2009, Mr. Lorenz was the Director, UHNW Management Group at UBS Financial Services, Inc., where he was a key contributor to the formation and build out of the company’s first dedicated UBS UHNW office. Earlier in his career, he held positions of increasing responsibility at Merrill Lynch Pierce Fenner & Smith, Inc. and the Office of the Comptroller of the Currency, an independent bureau within the U.S. Department of the Treasury that charters, regulates and supervises all national banks and thrift institutions. Mr. Lorenz holds a J.D. from George Mason University Antonin Scalia Law School, an M.B.A. from Benedictine University and a B.S. in economics from Illinois State University.

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Michael S. Weiss, 55, has served as our Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss also serves and has served as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., Executive Chairman, Chief Executive Officer and President of TG Therapeutics, Inc., a director of Avenue Therapeutics, Inc. from March 2015 to February 2018, and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. Mr. Weiss is Executive Chairman of Mustang Bio, Inc., where he previously served as interim President and CEO from March 2015 to April 2017, and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc., where he previously served as interim President and CEO from March 2015 to December 2016. Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc. and is currently its Executive Chairman, Chief Executive Officer and President. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx and grew the company to close to a $1.0 billion market capitalization company at its peak. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

During 2020, our Board held nine meetings. During 2020, each incumbent director who served their full term and are standing for election attended 86% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our then-incumbent directors attended the 2020 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Robyn M. Hunter, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Messrs. Klein (chair), Lobell, and Dr. Harvey. During 2020, the Audit Committee held five meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 8 for a description of his relevant experience.

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The report of the Audit Committee can be found on page 13 of this proxy statement.

Compensation Committee

During 2020, the Compensation Committee held one meeting. The Compensation Committee currently consists of Messrs. Klein, Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on our website, located at www.fortressbiotech.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Overview section of our proxy statement and reviews an approves the say on pay and frequency proposals to be included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the mailing of this proxy statement on or around April 30, 2021, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Overview beginning on page 17 of this proxy statement.

Nominating Committee

The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

•	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;

•	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;

•	establishing procedures for the nomination process;

•	establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and

•	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

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The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. Our policy describing our director nomination process is available on under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Robyn M. Hunter, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

BDO USA, LLP, served as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019 and has served as our independent registered public accounting firm since October 2016. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 30 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, LLP’s independence. All proposed engagements of BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2020 and 2019, we were billed approximately $1,625,294 and $1,432,126 by BDO USA, LLP, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Forms 10-K and 10-K/A for that fiscal year, the audit of internal control over financial reporting for that fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q during that fiscal year, and other services provided in connection with registration statements. In 2020 and 2019, included in these fees for BDO USA, LLP is $901,794 and $718,626, related to stand-alone audits and filings of certain of the Company’s partner companies.

Audit-Related Fees

During the fiscal years ended December 31, 2020 and 2019, we incurred no costs from BDO USA, LLP for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.

Tax Fees

During the fiscal years ended December 31, 2020 and 2019, we incurred no costs from BDO USA, LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal year ended December 31, 2020 and 2019, we incurred no costs from BDO USA, LLP, for other accounting fees not related directly to the audit.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

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REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO USA, LLP, the Company’s independent registered public accounting firm from October 11, 2016 to the present, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of BDO USA, LLP from October 11, 2016 through the fiscal year 2020, including the written disclosures made by BDO USA, LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2020, for filing with the SEC.

By the Audit Committee of the Board of Directors

Dov Klein, CPA, Chairman

Jimmie Harvey, Jr., M.D.

J. Jay Lobell

Dated April 30, 2021

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OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Lindsay A. Rosenwald, M.D.	66	Executive Chairman, Chief Executive Officer and President
Robyn M. Hunter	59	Chief Financial Officer, Treasurer and Corporate Secretary
Michael S. Weiss	55	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	68	Senior Vice President, Biologics Operations

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 6 of this proxy statement.

Robyn M. Hunter, 59, has served as our Chief Financial Officer since June 26, 2017 and also currently serves as our corporate secretary. Ms. Hunter has more than 30 years of financial and operational experience in an array of industries. From June 2011 until her promotion to Chief Financial Officer, Ms. Hunter served as the Company’s Vice President and Corporate Controller, where she has implemented financial and operational processes, procedures and policies to facilitate the Company’s execution of its growth strategy. From January 2006 to May 2011, Ms. Hunter served as Senior Vice President and Chief Financial Officer of Schochet Associates. From August 2004 to January 2006, Ms. Hunter served as the Corporate Controller for Indevus Pharmaceuticals. From 1990 to 2004, Ms. Hunter held several positions from Accounting Manager to Vice President and Treasurer of The Stackpole Corporation. Ms. Hunter holds a Bachelor of Arts degree in Economics from Union College in Schenectady, New York.

George Avgerinos, Ph.D., 68, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. Dr. Avgerinos also provides services for TG Therapeutics, Inc., a related party, pursuant to a shared services agreement as well as advising Flame Biosciences, an unrelated company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2019, and December 31, 2020.

				Stock	Non-equity Incentive Plan	All Other
		Salary(1)	Bonus(2)	Awards(3)	Compensation(4)(5)		Total
Name and principal position(s)	Year	($)	($)	($)	($)	($)	($)
Lindsay A. Rosenwald, M.D.(6)
Chairman, President and
Chief Executive Officer	2020	$58,500	$—	$2,059,948	$500,000	$18,154	$2,636,602
	2019	32,442	—	557,445	500,000	129	1,090,026

Robyn M. Hunter
Chief Financial Officer and
Corporate Secretary	2020	376,178	200,000	—	—	6,927	583,104
	2019	338,985	135,466	—	—	1,323,620	1,798,071

George Avgerinos, Ph.D.
Senior Vice President,	2020	386,502	—	—	—	—	386,502
Biologics Operation	2019	386,347	154,000	—	—	—	540,347

Michael S. Weiss(6)
Executive Vice Chairman,
Strategic Development	2020	58,500	—	2,059,948	500,000	18,126	2,636,573
	2019	32,442	—	557,455	500,000	126	1,090,023

(1)	For 2020, Dr. Rosenwald and Mr. Weiss were paid only the minimum wages that must be paid to full-time employees under New York State labor laws. For 2020, Dr. Avgerinos’s salary was 100% reimbursed by TG Therapeutics, Inc. (“TGTX”) under the Shared Services Agreement.
(2)	As of April 8, 2021, the Compensation Committee awarded a $200,000 discretionary bonus for 2020 to Ms. Hunter paid in April 2021, and the discretionary bonus for 2020 for Dr. Avgerinos is under consideration. Under the shared services agreement with TGTX, TGTX will reimburse the Company 100% of Dr. Avgerinos’ bonus for 2020. For 2019, Dr. Avgerinos earned a bonus of $154,000 paid in July of 2020, of which 100% was reimbursed by TGTX under the shared services agreement, and Ms. Hunter earned a discretionary bonus of $135,466 paid in April 2020.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On January 1, 2020 and 2019, Dr. Rosenwald and Mr. Weiss were each awarded 801,536 and 648,204 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2020 and 2019.
(4)	The Compensation Committee awarded Dr. Rosenwald and Mr. Weiss each a cash bonus of $500,000 under the LTIP in connection with their 2020 performance, which was paid in April 2021. In 2019, Dr. Rosenwald and Mr. Weiss were each awarded and paid a cash bonus of $500,000 under the LTIP, for their performance in 2019.
(5)	All other compensation for 2020 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums and the grant date fair value of equity awards of 500,000 restricted shares in FBIO Acquisition Corp. IX, X, XI, XII, XIII and XIV, respectively. For 2019 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums. For 2020, other compensation for Ms. Hunter includes long-term disability premiums of $827 and the grant date fair value of equity awards of 100,000 restricted shares in each of the following partner companies: Oncogenuity, Inc. and Baergic Inc. For 2019, other compensation for Ms. Hunter includes long-term disability premiums of $820 and the grant date fair value of equity awards made effective December 31, 2019, in the following partner companies: 50,000 RSUs of Avenue Therapeutics, Inc.; 25,000 restricted shares of Checkpoint Therapeutics, Inc.; 100,000 restricted shares of each of Aevitas Therapeutics, Inc., Cellvation, Inc., Cyprium Therapeutics, Inc. and Mustang Bio, Inc; and 100,000 RSUs of Helocyte Inc. and Journey Medical Corporation.

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(6)	Mr. Weiss, in each case through a wholly-owned LLC Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc 24,390 restricted shares of common stock and $60,000 cash fees, and as Executive Chairman of Mustang Bio Inc. 16,611 restricted shares of common stock and $60,000 cash fees. Dr. Rosenwald received 24,390 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 16,611 restricted shares of common stock and $50,000 cash fees from Mustang Bio Inc. for his role on the Board of Directors of those companies.

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Perquisites

From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Summary of Material Components of Compensation Program

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:

•	reward performance;
•	attract, motivate and retain executives of outstanding ability and potential; and
•	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations.

Base Salaries

Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below. In particular, Dr. Rosenwald and Mr. Weiss are paid only the minimum wages that must be paid to full-time employees under New York State labor laws.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee.

Long-Term Incentive Plan

The Fortress Biotech, Inc. Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. Eligible participants include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.

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Restricted shares granted under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company achieves a specified market capitalization milestone, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.

In addition, pursuant to the LTIP, upon the formation of each new partner company of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the partner company. Accordingly, in 2020, the LTIP Participants were each granted 500,000 shares of common stock of FBIO Acquisition Corps. IX, X, XI, XII, XIII, and XIV.

Pursuant to the LTIP, the LTIP Participants are also eligible for performance-based cash bonuses not to exceed an annual aggregate amount of $1,000,000. In March 2019, Dr. Rosenwald and Mr. Weiss each waived their rights to any cash bonus in connection with their performance for calendar year 2018. In March 2020, the Compensation Committee reviewed the 2019 performance targets and approved a $500,000 cash bonus for each of Dr. Rosenwald and Mr. Weiss, in recognition of their material satisfaction of the performance criteria identified above. The 2019 cash bonuses were paid in April 2020.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”).

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSUs vest in equal annual installments over a period of several years.

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OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers, in securities of the company, as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options/Warrant Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number or Unearned Shares (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)
Lindsay A. Rosenwald, M.D.	25,000	—	$1.370	10/05/2025	3,263,773		$10,346,160	(1)	1,979,346	(2)	$6,274,527	(1)
	15,000	—	6.250	02/10/2022	—		—		—		—
	15,000	—	7.420	02/07/2023	—		—		—		—

George Avgerinos, Ph.D.	200,000	—	9.21	6/4/2023	—		—		—		—

Michael S. Weiss	30,000	—	2.100	12/19/2023	3,263,773		10,346,160	(1)	1,979,346	(2)	6,274,527	(1)
	—	—	—	—	3,298,910	(3)	10,457,545	(1)	—		—

Robyn M. Hunter	30,000	—	2.950	08/17/2021	62,500		198,125		62,500	(4)	198,125	(1)
	30,000	—	5.720	08/16/2022	—		—		—		—

(1)	Based on $3.17 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2020, the last trading day of the fiscal year.
(2)	Pursuant to the terms of Dr. Rosenwald’s and Mr. Weiss’ Restricted Stock Issuance Agreements for 1,979,346 shares each of restricted stock of the Company, as amended on December 15, 2017, each one-third of the shares issued shall vest when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2022 for 2/3 and prior to December 19, 2023 for the remaining 1/3, respectively.
(3)	Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, as amended on December 15, 2017 and again on February 7, 2020,: (i) 16.67% of the shares vested on February 20, 2015; (ii) 33.34% of the shares will vest on December 19, 2022; and (iii) 10% of the remainder of the aggregate amount of such shares will vest upon each closing by the Company of a corporate development transaction, provided that if any such corporate development transaction occurs prior to December 19, 2022, vesting of each such 10% of the remainder of the shares will occur on December 19, 2022, subject to Mr. Weiss’s continued employment with the Company.
(4)	In September 2017, units for 250,000 shares of restricted common stock were granted to Ms. Hunter pursuant to the terms of a Restricted Stock Unit Award Agreement. The units vest 25% per year over four years commencing on September 18, 2018. As of December 31, 2020, 62,500 units were unvested.

Summary of Potential Payments Upon Termination of Employment or Change in Control

Dr. Rosenwald and Mr. Weiss

The Company has not entered into employment agreements with either of Dr. Rosenwald or Mr. Weiss. The Company’s repurchase option on restricted shares granted to Dr. Rosenwald, Mr. Weiss or related entities under the LTIP lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction, or upon a termination of service other than a voluntary separation.

Ms. Hunter

The Company has not entered into an employment agreement with Ms. Hunter, but she and the Company are in the process of finalizing one.

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Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. As of December 31, 2020, all shares under this grant were vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2020 with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(c)
Equity compensation plan approved by shareholders	6,099,972	$3.56	4,278,089
Equity compensation plan not approved by shareholders	—	—	—
Total	6,099,972	$3.56	4,278,089

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

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DIRECTOR COMPENSATION

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs receive additional annual cash retainers of $7,500 and $15,000, respectively, payable quarterly.

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2) ($)		All Other Compensation ($)		Total ($)
Jimmie Harvey, Jr., M.D.	$47,500	$257.000	(3)	$—		$304,500
Malcolm Hoenlein	35,000	128,500	(3)	—		163,500
Dov Klein, CPA	60,000	257,000	(4)	—		317,000
J. Jay Lobell	67,500	257,000		—		324,500
Kevin L. Lorenz, J.D.	30,000	128,500		—		158,500
Eric K. Rowinsky, M.D	35,000	257,000		318,875	(5)	610,875

(1)	Represents director and committee fees paid for or accrued in 2020.
(2)	On January 1, 2020 the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2020 in accordance with FASB ASC Topic 718.
(3)	In 2020, Dr. Harvey and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.
(4)	In 2020, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	In 2020, Dr. Rowinsky received $318,875 in compensation for consulting services provided to the Company.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

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DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for Forms 4 for Dr. Rosenwald, Mr. Weiss, Dr. Rowinsky, Dr. Harvey, Mr. Klein, Mr. Lobell, Mr. Lorenz, Mr. Hoenlein and Ms. Hunter.

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RELATED-PERSON TRANSACTIONS

Since January 1, 2020, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth below or in our Annual Report on Forms 10-K and 10-K/A and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Overview above.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Other Related Parties

The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 9.9% and 11.6% of the Company’s issued and outstanding Common Stock as of December 31, 2020 and 2019, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 10.8% and 12.7% of the Company’s issued and outstanding Common Stock at December 31, 2020 and 2019, respectively.

Shared Services Agreement with TGTX

In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is Executive Chairman and Chief Executive Officer of TGTX. Under the terms of the Agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. For the year ended December 31, 2020 and 2019, the Company invoiced TGTX $0.6 million and $0.5 million, respectively. The Company received payments of $0.5 million and $0.5 million, respectively, for the years ended December 31, 2020 and 2019.

In September 2014, the Company entered into Desk Share Agreements with TGTX and Opus Point Partners Management, LLC (“OPPM”) to occupy 40% and 20% of the New York, NY office space that requires TGTX and OPPM to pay their share of the average annual rent. These initial rent allocations will be adjusted periodically for each party based upon actual percentage of the office space occupied. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will also affect the cost of the lease actually borne by the Company. Each initial Desk Share Agreement has a term of five years. The Company took possession of the New York, NY office space in December 2015, commenced build out of the space shortly thereafter and took occupancy of the space in April 2016. The Desk Share Agreement was amended in May 2016, adjusting the initial rent allocations to 45% for TGTX and 10% for OPPM.

In connection with the Company’s Desk Space Agreements for the New York, NY office space, for the year ended December 31, 2020 and 2019, the Company had paid $2.6 million and $2.6 million in rent, respectively, and invoiced TGTX and OPPM approximately $1.6 million and $1.3 million and nil, and $0.2 million, respectively, for their prorated share of the rent base. At December 31, 2020, the amount due related to this arrangement from TGTX and OPPM approximated nil and $0.4 million, respectively.

As of July 1, 2018, TGTX employees began to occupy desks in the Waltham, MA office under the Desk Share Agreement. TGTX began to pay their share of the rent based on actual percentage of the office space occupied on a month by month basis. For the years ended December 31, 2020 and 2019, the Company had paid approximately $0.3 million and $0.2 million in rent for the Waltham, MA office, and invoiced TGTX approximately $0.1 million, and $0.1 million, respectively.

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As of December 31, 2020 and 2019, the Company had paid a total of $2.9 million and $2.8 million, respectively, in rent under the Desk Share Agreements for both the New York, NY office and the Waltham, MA office combined, and invoiced TGTX approximately $1.7 million and $1.4 million, respectively, for their prorated shares of the rents.

Opus Credit Facility

On September 14, 2016, the Company and Opus Point Health Innovations Fund (“OPHIF”) entered into a Credit Facility Agreement (the “Opus Credit Facility”). Fortress’s Chairman, President and Chief Executive Officer (Lindsay A. Rosenwald) and Fortress’s Executive Vice President, Strategic Development (Michael Weiss), are Co-Portfolio Managers and Partners of OPPM, an affiliate of OPHIF. As such, all of the disinterested directors of Fortress’s board of directors approved the terms of the Opus Credit Facility and related agreements.

On March 12, 2018, the Company and OPHIF amended and restated the Opus Credit Facility (the “A&R Opus Credit Facility”). The A&R Opus Credit Facility extended the maturity date of the notes issued under the Opus Credit Facility from September 14, 2018 by one year to September 14, 2019. On September 13, 2019, the Company and OPHIF extended the maturity dates of the notes from September 14, 2019 by two years to September 14, 2021. Fortress retained the ability to prepay the Notes at any time without penalty. The notes payable under the A&R Opus Credit Facility bear interest at 12% per annum.

Effective December 31, 2019, OPHIF dissolved and distributed its assets among its limited partners. Following the distribution, the $9.0 million facility comprised of separate notes (collectively, the “2019 Notes”) held by DAK Capital Inc. ($3.8 million); Fortress’ Chairman, President and Chief Executive Officer Lindsay A. Rosenwald, M.D. ($0.3 million); Fortress's Executive Vice President, Strategic Development Michael S. Weiss ($2.0 million); and various entities and individuals affiliated with Dr. Rosenwald and Mr. Weiss ($2.9 million). The terms of the 2019 Notes did not change in connection with such reallocations.

During the year ended December 31, 2020, the Company used certain proceeds from the Oaktree Note to pay off the $9.0 million balance previously outstanding under the 2019 Notes. For the year ended December 31, 2020, in connection with the 2019 Notes pay off, the Company paid $0.5 million in interest on the portion of the 2019 Notes held by the Company's Chairman, President and Chief Executive Officer and the Company's Executive Vice President, Strategic Development.

Founders Agreement and Management Services Agreement

The Company has entered into Founders Agreements with each of the Fortress partner companies listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each Fortress partner company and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, the Company will loan each such Fortress partner company an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company receives 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock). The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the PIK Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such Fortress partner company, subject to certain adjustments. The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to 2.5% of such Fortress partner company’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the Fortress partner companies to change the PIK Dividend Interest Payment Date to January 1 of each year — a change that has not and will not result in the issuance of any additional Fortress partner company common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each Fortress partner company that has a Founders Agreement with the Company in place.

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As additional consideration under the Founders Agreement, each Fortress partner company with which the Company has entered into a Founders Agreement that remains in place will also: (i) pay an equity fee in shares of the common stock of such Fortress partner company payable within five business days of the closing of any equity or debt financing for each Fortress partner company or any of its respective partner companies that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such Fortress partner company’s voting equity, equal to 2.5% of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to 4.5% of such Fortress partner company’s annual net sales, payable on an annual basis, within ninety days of the end of each calendar year. In the event of a Change in Control, each such Fortress partner company will pay a one-time change in control fee equal to five times the product of (A) net sales for the twelve months immediately preceding the change in control and (B) 4.5%.

The following table summarizes, by partner company, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’ certificates of incorporation.

Partner Company	Effective Date(1)	PIK Dividend as a % of fully diluted outstanding capitalization		Class of Stock Issued
Helocyte	March 20, 2015	2.5%		Common Stock
Avenue	February 17, 2015	0.0	%(2)	Common Stock
Mustang	March 13, 2015	2.5%		Common Stock
Checkpoint	March 17, 2015	0.0	%(3)	Common Stock
Cellvation	October 31, 2016	2.5%		Common Stock
Caelum	January 1, 2017	0.0	%(4)	Common Stock
Baergic	December 17, 2019(3)	2.5%		Common Stock
Cyprium	March 13, 2017	2.5%		Common Stock
Aevitas	July 28, 2017	2.5%		Common Stock
Oncogenuity	April 22, 2020(5)	2.5%		Common Stock

(1)	Represents the effective date of each partner company’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.

(2)	Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the term of the Avenue SPMA PIK dividends will not be paid or accrued.

(3)	Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization, pursuant to its Founders Agreement.

(4)	Effective January 31, 2019 the Caelum Founders Agreement was terminated in conjunction with the execution of the Development, Option and Stock Purchase Agreement (“DOSPA”) between Caelum and Alexion Pharmaceuticals, Inc.

(5)	Represents the Trigger Date, the date that the Fortress partner company first acquires, whether by license or otherwise, ownership rights in a product.

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Equity Fees and PIK Dividends

The following table summarizes, by partner company, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’ certificates of incorporation ($ in thousands):

Partner Company	PIK Dividend Date(1)	Year Ended December 31, 2020(1)	Year Ended December 31, 2019
Aevitas	January 1	$11	$6
Caelum(2)	January 1	—	—
Cellvation	January 1	7	7
Checkpoint	January 1	4,617	2,510
Cyprium	January 1	711	5
Helocyte	January 1	138	131
Mustang	January 1	7,577	4,923
Tamid	January 1	—	7
Fortress		(13,061)	(7,589)
Consolidated (Income)/Expense		$—	$—

(1)	Includes 2021 PIK dividend accrued for the year ended December 31, 2020, as Type 1 subsequent event.

(2)	Pursuant to the terms of the Amended and Restated Mutual Conditional Termination Agreement between Fortress and Caelum, the Founders Agreement dated January 1, 2017 was terminated upon signing of the DOSPA with Alexion on January 30, 2019.

Management Services Agreements

The Company has entered into Management Services Agreements (the “MSAs”) with certain of the Fortress partner companies. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each Fortress partner company that has entered into an MSA with Fortress for a period of five years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such Fortress partner company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such Fortress partner company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Each such Fortress partner company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such Fortress partner companies are not obligated to take or act upon any advice rendered from Fortress, and the Company shall not be liable to any such Fortress partner company for its actions or inactions based upon the Company’s advice. The Company and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such Fortress partner company relating to corporate opportunities.

The following table summarizes, by Fortress partner company, the effective date of the MSA and the annual consulting fee payable by the partner company to the Company in quarterly installments ($ in thousands):

Partner Company	Effective Date		Annual MSA Fee (Income)/Expense
Helocyte	March 20, 2015		$500
Avenue(2)	February 17, 2015		—
Mustang	March 13, 2015		500
Checkpoint	March 17, 2015		500
Cellvation	October 31, 2016		500
Baergic	March 9, 2017		500
Cyprium	March 13, 2017		500
Aevitas	July 28, 2017		500
Tamid	November 30, 2017	(1)	—
Oncogenuity(3)	February 10, 2017		500
Fortress			(4,000)
Consolidated (Income)/Expense			$—

(1)	Trigger Date.

(2)	Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the term of the SPMA fees under the MSA will not be due nor will they be accrued.

(3)	Oncogenuity license was purchased in the year ended December 31, 2020.

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Fees recorded in connection with the Company’s agreements with its partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of Fortress partner companies, in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

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STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 31, 2021, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of March 31, 2021, there were 97,263,054 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 31, 2021. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws. 5

Name and Address of Beneficial Owner	Shares Owned		Shares Under Exercisable Options and Unvested Restricted Stock Units(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
Directors and Named Executive Officers:
Michael S. Weiss	11,232,150		30,000	11,262,150	11.6%
Lindsay A. Rosenwald, M.D.	10,407,039	(2)	55,000	10,462,039	10.8%
J. Jay Lobell	1,136,000		85,000	1,221,000	1.3%
Eric K. Rowinsky, M.D.	720,000		238,490	958,490	1.0%
George C. Avgerinos, Ph.D.(4)	655,170		200,000	855,170	0.9%
Robyn M. Hunter	192,169		60,000	252,169	* %
Jimmie Harvey, Jr., M.D.	50,000		85,000	135,000	* %
Dov Klein, CPA	136,800	(3)	—	136,800	* %
Malcolm Hoenlein	85,000		—	85,000	* %
Kevin L. Lorenz, J.D.	214,582		—	214,582	* %
All current executive officers and directors as a group (10 persons)	24,828,910		753,490	25,582,400	26.3%

*Less than 1%

(1)	Includes only options and unvested restricted stock units exercisable within 60 days of March 31, 2021.

(2)	Includes 9,493,195 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.

(3)	Includes 1,600 shares of common stock held by Mr. Klein’s spouse.

(4)	Includes 200,000 options reinstated on April 17, 2019.

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PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES

Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of eight members. The nominated directors are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

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PROPOSAL TWO: Amendment to the amended and restated certificate of incorporation, as amended, to increase the number of authorized shares of common stock

The Board is submitting to the stockholders for approval an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, in Article 4, Section A. that would increase the number of shares of Common Stock the Company is authorized to issue from 150,000,000 to 170,000,000. The text of the amendment is attached to this proxy statement as Exhibit A.

The Board believes that it is prudent and in the best business interest of the Company to increase the authorized number of shares of common stock available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as amended, in order to maintain a reserve of shares available for prompt issuance to meet business needs, including strategic acquisition opportunities or equity offerings, as such needs or opportunities arise. The Board believes that maintaining such a reserve will enable the Board to respond quickly and efficiently to promising opportunities or market conditions, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, and providing equity incentives to employees.

All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances made to raise capital, to effectuate strategic acquisitions or other transactions, or for use in stock-based employee benefit plans), without further vote of the stockholders, except as required under applicable law or the Nasdaq Marketplace Rules. Except as may be effected under our At Market Issuance Sales Agreement dated June 28, 2019, we do not currently have any specific plans to effect public offerings of shares of our common stock, nor are there any arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock, except for issuances in the ordinary course of business.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR APPROVAL.

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PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws or otherwise. If BDO USA, LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. BDO USA, LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2021, if its appointment is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES CAST IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

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ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2019 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Robyn M. Hunter. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2022 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Robyn M. Hunter, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 31, 2021. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Second Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Second Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Second Amended and Restated Bylaws to Robyn M. Hunter, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 19, 2022, and no later than April 18, 2021. If a stockholder fails to provide timely notice of a proposal to be presented at our 2021 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2020, delivered to you together with this proxy statement, is hereby incorporated by reference.

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EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF
FORTRESS BIOTECH, INC.

Fortress Biotech, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

1.	The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting the first sentence of Article IV, Section A thereof in its entirety and inserting the following in lieu thereof:

“This Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 185,000,000 shares, 170,000,000 of which shall be Common Stock, par value $0.001 per share, and 15,000,000 of which shall be Preferred Stock, par value $0.001 per share.”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by its duly appointed officer as of this ___ day of June, 2021.

FORTRESS BIOTECH, INC.

By:

Name: Lindsay Rosenwald, M.D.

Title: Chief Executive Officer

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D46678-P53533 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. FORTRESS BIOTECH, INC. ATTN: ROBYN HUNTER 2 GANSEVOORT STREET 9TH FLOOR NEW YORK, NEW YORK 10014 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FORTRESS BIOTECH, INC. Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR Proposal 2: The Board of Directors recommends you vote FOR Proposal 3: 1. Election of Directors 01) Lindsay A. Rosenwald, M.D. 02) Michael S. Weiss 03) Jimmie Harvey, Jr., M.D. 04) Malcolm Hoenlein 05) Dov Klein, CPA 06) J. Jay Lobell 07) Eric K. Rowinsky, M.D. 08) Kevin L. Lorenz, J.D. 3. Ratification of the appointment of BDO USA, LLP as Fortress Biotech, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. 2. Amendment of the Amended and Restated Certificate of Incorporation, as amended, of Fortress Biotech, Inc., in Article IV, Section A, to increase the number of authorized shares of common stock from 150,000,000 to 170,000,000. NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/fbio2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D46679-P53533 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders and Proxy Statement, 2020 Annual Report and Annual Report on Form 10-K, as amended of Fortress Biotech, Inc. are available at www.proxyvote.com. FORTRESS BIOTECH, INC. Proxy for Annual Meeting of Stockholders June 17, 2021 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2021. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 17, 2021, via webcast only at www.virtualshareholdermeeting.com/fbio2021, and any adjournment or postponement thereof. Continued and to be signed on reverse side